Exhibit 99.3

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on [    ].

Vote by Internet • Go to www.envisionreports.com/HTWR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals —	The Board of Directors recommends a vote FOR the proposal below.

		For	Against	Abstain
1.	To adopt the Business Combination Agreement, dated September 1, 2015, by and among HeartWare International, Inc. (“HeartWare”), Valtech Cardio, Ltd. (“Valtech”), HW Global, Inc. (“Holdco”), HW Merger Sub, Inc. (“U.S. Merger Sub”), Valor Merger Sub Ltd. (“ISR Merger Sub”) and Valor Shareholder Representative, LLC, and approve the transactions contemplated thereby, including, without limitation, (a) the merger of U.S. Merger Sub with and into HeartWare, with HeartWare surviving the merger as a wholly owned subsidiary of Holdco, (b) the merger of ISR Merger Sub with and into Valtech, with Valtech surviving the merger as a subsidiary of Holdco and (c) the other transactions contemplated thereby (collectively, the “Transactions Proposal”)	☐	☐	☐	+

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on the stock records of HeartWare International, Inc. and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation or partnership, please sign in the full corporation or partnership’s name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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026RUC

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

The definitive proxy statement is available at www.envisionreports.com/HTWR

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Heartware International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEARTWARE INTERNATIONAL, INC.

The undersigned, a stockholder of HeartWare International, Inc., a Delaware corporation (the “Company”), revokes all prior proxies and does hereby appoint Douglas Godshall, Lawrence Knopf and Mark Fennell and each of them as Proxies with full power of substitution and revocation in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of the Company to be held at 200 Clarendon Street, 27th Floor, Boston, MA 02116, on [    ] at [    ] Eastern Time, and at any adjournments or postponements thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

The Board of Directors recommends a vote “FOR” the Transactions Proposal.

WHEN THIS PROXY IS PROPERLY EXECUTED AND SECTION A IS COMPLETED, THE COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE IN SECTION A, THIS PROXY WILL BE VOTED “FOR” THE TRANSACTIONS PROPOSAL. THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT/PROSPECTUS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET ACCORDING TO THE INSTRUCTIONS INCLUDED WITH THE PROXY CARD SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE